Exhibit 99.3

TRANSLATION FROM SPANISH

EDUARDO AVELLO CONCHA
NOTARY PUBLIC
Orrego Luco 0153 - Phone 334 1854
Providencia
acoronas@nivel5.cl

PROTOCOL No.: 21.044-2010
MINUTES

MEETING OF THE BOARD OF DIRECTORS

COCA-COLA DE CHILE S.A.

In Santiago de Chile, on November 10, 2010, before me, EDUARDO AVELLO CONCHA, Lawyer, Notary Public, Notary's Office Number Twenty Seven of Santiago, located at Orrego Luco 0153, Providencia, there appears Ms. CONSTANZA PÍA KNAKAL VILLARROEL, Chilean, single, lawyer, bearer of National Identity Card 15,638,837-8, domiciled at Avenida Presidente Kennedy 5757, 12th Floor, Las Condes, Metropolitan Region, Santiago, who is of legal age as evidenced by the above mentioned identity card and states: That being duly authorized, she comes to register as a notarized document the minutes that appear in the corporate minute book and she declares that such minutes have been signed by the following persons: Gonzalo Alberto Iglesias González, Alejandro Lientur del Basto Hevia. The minutes state as follows: “MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS OF COCA-COLA DE CHILE S.A. In Santiago, on November 8, 2010, at 3:00 pm, at the main office of the corporation located at Av. Kennedy 5757, 12th Floor, Comuna de Las Condes, a special meeting of the Board of Directors of “COCA-COLA DE CHILE S.A.” is held. I. ATTENDANCE. The directors of said company Messrs. Gonzalo Alberto Iglesias González and Alejandro Lientur Del Basto Hevia participate in such meeting. Mr. Gonzalo Alberto Iglesias González, in his capacity of general manager of the corporation serves as Secretary. Mr. Francisco Xavier Crespo Benítez is unable to attend such meeting. II. QUORUM. Mr. Del Basto calls the meeting to order since the majority of the members of the Board are present. III. POWERS OF ATTORNEY. Mr. Del Basto points out that, in view of the change of officers that has taken place in the corporation, it is appropriate to modify the proxies that represent the corporation who were appointed at the meeting of the Board of Coca-Cola de Chile S.A. held on July 15, 2009 and registered as a notarized document at the Notary's Office of Mr. Eduardo Avello Concha in Santiago on July 23, 2009, under No. 12.983-2009 of the protocol. For the sake of good order he suggests that the Board revokes the powers of attorney in force to date, which appear in the aforementioned notarized document, and that new powers of attorney be granted. In the light of the above considerations, the directors attending the meeting unanimously resolve as follows: First: To revoke and annul all the powers of attorney included in the notarized document issued on July 23, 2009, under No. 12.983-2009 of the protocol, which registered the Minutes of the Meeting of the Board of Directors of Coca-Cola de Chile S.A. held on July 15, 2009. Second: To replace them by the new powers of attorney that appear below, which grant the powers detailed in each case: A) Power of Attorney granted to the Chairman and the General Manager: Without prejudice to the statutory powers granted to them by the corporate by-laws, the Chairman and the General Manager of the Corporation, acting either severally or indistinctly and appending their signature before the company name, will have the following powers, among others: One. To purchase, acquire, sell, transfer and exchange, for whatever purpose, all kind of property, either personal or real, tangible or intangible assets, including powers to enter into promissory agreements regarding such assets. To assign claims and accept accounts receivable. To rent, lease or let any type of personal and real property and rights, either in real property or credit rights. To assign all kinds of movable property, or convey in rem or personal rights. To make or accept gratuitous loans of all kinds of property, either personal or real. To lend and borrow money or cash loans, or in any other manner. To bail and accept bailment of any kind of goods. To make and accept pledges or mortgages of any kind of property, establish usufructs and easements, either active or passive and, in general, to constitute and accept any kind of liens

EDUARDO AVELLO CONCHA
NOTARY PUBLIC
Orrego Luco 0153 - Phone 334 1854
Providencia
acoronas@nivel5.cl

and encumbrances. To make any kind of insurance agreements, either inland or marine or of whatever nature. Two. To enter into and terminate, under the conditions they deem appropriate, contracts of employment with employees of the company, being authorized to subscribe on behalf of the company any amendments to such contracts, arising from the application of legal rules or regulations in force or from any agreement mutually reached by the parties. To appoint, transfer, move, suspend, dismiss, terminate, remove and discharge from offices or appointments and in any other form terminate services, powers and functions of the employees or workers of the company, appoint replacements, fix and agree remunerations of the employees of the company, establish their duties and functions. In general, to issue, file and sign any type of documents in connection with labour and social security matters, withdraw, collect and receive from the National Health Fund, ISAPRES (Chilean privately operated health funds), Compensation and Social Security Funds and from any other institution, legal entity or person, either public or private, any amount of money for the payment of subsidies and/or family allowances, pay social security contributions as pertinent, signing any documents required to such end, and, in general, perform all kinds of acts in connection with labour matters, including any filings or statements that may be required before competent labour authorities. Three. To grant general or special powers of attorney, with or without the right to sub-delegate and including the powers they deem appropriate and to revoke such powers. Four. To create all kinds of corporations, either civil or commercial, contract associations or joint accounts, communities, agree on the terms and conditions thereof; agree and amend social contracts, make contributions for any amounts, resolve their dissolution, liquidation and removal of principal, hold positions in the board or management, attend on behalf of the company all kinds of meetings, sessions, assemblies and summons of any kind as well as shareholders' meetings, creditors' meetings, meetings of joint property owners or any other meeting deemed convenient for the corporate business, being them granted full voting powers to represent their principal. Five. To pick up any type of mail, either simple or registered, money orders or parcels, telegrams or cables and packages or goods of any type, including merchandise that belongs or is addressed to their principal, from the Customs office, the Post Office or from any other person or authority and take any necessary steps related to such end, issuing the corresponding receipts. Six. In any agreements or contracts to be entered into in connection with personal property and real estate, to agree on prices, time frames and any other terms and conditions they may deem appropriate and resolve, rescind, amend, discharge, terminate and annul acts and agreements; substitute by novation, assign, subrogate, compensate and pay and receive any kind of movable property in payment; grant reductions and extensions; grant deferrals, renewals; accept and reject them; issue receipts and releases and any pertinent discharges. Seven. To represent the corporation in all kinds of actions, claims, complaints and prosecution of a civil, criminal, administrative, contentious or voluntary nature and in any type of negotiations, with all the powers provided by law regarding the power of attorney for judicial matters, including the special powers established in Section Seven, paragraph two of the Code on Civil Procedure, i.e. to answer interrogatories, submit a matter to arbitration, grant arbitrators powers to act in said capacity in the arbitration procedure and/or award, settle any matter, lawsuit or business, voluntary abandon at first instance an action brought, admit the other side's claim, counterclaim, waive remedies or legal terms, hire the services of counsel, lawyers and other persons to carry out all corporate matters both in and out of court, granting them all the necessary powers, and to revoke or terminate such commissions and appointments; to approve and collect settlements. Eight. To file before the Internal Revenue Service, its area managers and revenue agents, the General Treasury of the Republic, the Chilean Securities and Insurance Commission and other competent authorities, tax returns, balance sheets and profit and loss accounts of the company that require their approval or review whenever necessary or appropriate, to order the publication thereof, being it understood that they are also authorized to make any pertinent clarification, comment, objection and claim. Nine. To enter into any type of agreements and contracts and perform any type of acts, including advertising, promotion and production agreements, with public or private institutions. To execute lease or tangible or intangible services agreements and works agreements in connection with goods or real estate. Ten. To delegate either

EDUARDO AVELLO CONCHA
NOTARY PUBLIC
Orrego Luco 0153 - Phone 334 1854
Providencia
acoronas@nivel5.cl

partially or totally this power of attorney, establishing or not establishing terms and conditions, whenever they deem it appropriate, in any person they determine or as instructed by the company, being them authorized to grant delegates powers to sub-delegate;
and to revoke delegations or sub-delegations u grant other delegations in parallel or simultaneously, and terminate any of them at any time. Eleven. In general, to perform all kinds of acts and enter into all types of contracts as are necessary or deemed appropriate to ensure compliance with the business purpose. B) Power of Attorney to Class A and Class B Attorneys-in-Fact: Whenever two Class A Attorneys-in-Fact act jointly, or one Class A Attorney-in-Fact acts jointly with one Class B Attorney-in-Fact, they will have all the powers herein granted to the General Manager and the President of the Company, with the following exceptions: One. To purchase, acquire, sell, transfer, exchange and enter into agreements regarding real property, other than lease agreements. Two. To mortgage, pledge, encumber or constitute restrictions on corporate property, including easements and usufructs. Three. To form corporations, associations, societies, partnerships, foundations; to contract associations and joint accounts; to make or promise contributions thereto, acquire shares or stock in corporations; to represent the company at corporations or entities already incorporated. C) Banking Powers of Attorney to Class C and Class D Attorneys-in-Fact: Whenever any two Class C Attorneys-in-Fact act jointly, or whenever one Class C Attorney-in-Fact acts jointly with one Class D Attorney-in-Fact, they will have the following powers: One: To make all kinds of filings, requests or applications before any type of authorities, either Public or Private, State, Regional, Provincial or Municipal, Banco del Estado de Chile, commercial banks, Central Bank of Chile, the Foreign Investments Committee, the Customs office, as well as other governmental offices or departments and to perform all kinds of acts or enter into any type of contracts with them as they deem appropriate and necessary for the business of the company. Two: To charge and collect either in or out of court any amounts in money or in kind or goods owed or to be owed or that at any time may belong to the company, for whatever reason, as well as to pay and settle all liabilities of the company. Three: To make all kinds of foreign exchange transactions permitted or authorized by the Chilean legislation, perform all kinds of foreign trade transactions, imports and exports, submit and sign related records and applications, obtain credits or letters of credit, simple or revolving lines of credit, endorse and withdraw bills of landing, purchase and sell gold, either in coins or in bars; collect, pay and transfer funds and hire customs agents. Four: Execute bank account agreements, in connection with savings, deposit or credit accounts and deposit, withdraw and overdraw such accounts, pick up cheque books and approve bank account balances, collect any amount of money or receivable on behalf of the company, sign, write, accept, reaccept, subscribe, deposit, endorse, discount, warrant, negotiate, cash, protest and cancel cheques, promissory notes, bills of exchange or any other negotiable instruments; make deposits of any kind, demand deposits, time deposits, either fixed or indefinite and withdraw them, deposit and withdraw values and securities in custody or pledged as collateral; contract or lease safe deposit boxes and cancel them, take and cancel collaterals; enter into credit agreements of any kind; obtain credits or letters of credit, simple or revolving lines of credit, and in general make any type of banking operations authorized by the General Banks Act. D) Powers of Attorney for Labour Matters: Acting severally or indistinctly, any Attorney- in-Fact of those granted powers to represent the company in labour matters and appending his/her signature before the company name, may: enter into, amend, extend, terminate, dismiss, rescind contracts of employment with employees of the company. In general, issue, submit and sign any type of documents related to labour, social security and migratory matters, being authorized to withdraw, collect and receive from the National Health Fund, ISAPRES, Compensation and Social Security Funds and from any other institution, legal entity or person, either public or private, any amount of money for the payment of subsidies and/or family allowances, pay social security contributions as pertinent, signing any documents required to such end, and in general, perform all kinds of acts in connection with labour matters, including any filings or statements that may be required before any competent labour and social security authorities, as well as before the Ministries of the Interior and Foreign Affairs, in connection with work visas and migratory and residence matters of employees of the company. Attorneys-in-fact may also enter into lease agreements

EDUARDO AVELLO CONCHA
NOTARY PUBLIC
Orrego Luco 0153 - Phone 334 1854
Providencia
acoronas@nivel5.cl

of real estate for foreign employees hired to work in Chile and execute any other documents related to such lease agreements. E) Power of Attorney for Judicial Matters: Acting severally or indistinctly, any Attorney-in-Fact who has been granted powers to represent the company in judicial matters may: represent the company in all kinds of actions, claims, complaints and prosecution of a civil, criminal, administrative, contentious or voluntary nature and in any type of negotiations, with all the powers provided by law regarding the power of attorney for judicial matters, including the special powers established in Section Seven, paragraph two of the Code on Civil Procedure, i.e. to answer interrogatories, submit a matter to arbitration, grant arbitrators powers to act in said capacity in the arbitration procedure and/or award, settle any matter, lawsuit or business, voluntary abandon at first instance an action brought, admit the other side's claim, counterclaim, waive remedies or legal terms, approve and collect settlements. Additionally, attorneys-in-fact may appear before all the Courts of the country, for any type of negotiations and actions and to make statements and furnish evidence on behalf of the company; hire the services of counsel, lawyers and other persons to carry out all corporate matters both in and out of court, granting them any necessary powers, and revoke or terminate such commissions and appointments. Attorneys-in-fact for judicial matters shall not have powers to accept service of process of new complaints brought against the company. F) Persons authorized to accept service of process. Pursuant to the provisions of section forty two of the Corporate Regulations, the Board of Directors will appoint the person or persons who may legally represent the company in any service of process to the company, in the absence of the general manager. Appointments: Mr. Del Basto states that it is necessary to appoint the new attorneys-in-fact who will have powers to represent the company. To such end, the Board by the unanimous vote of the members present, decides to make the following appointments: One) Chairman of the Board and General Manager: Up to date, these positions are held up by Messrs. Francisco Xavier Crespo Benítez and Gonzalo Alberto Iglesias González, respectively, who will continue in office. Two) Class A Attorneys-in-Fact: The following Class A Attorneys-in-fact are appointed: Alejandro Lientur del Basto Hevia, Sylvia Lorena Chamorro Giné, Marcela Esquivel García, Juan Ignacio de Elizalde, Carlos Manuel Romero and Ernesto Escobar Chinchilla. Three) Class B Attorneys-in-Fact: The following Class B Attorneys-in-Fact are appointed: Sergio Roberto Hernández Tapia, Gerardo Alonso Artavia Rodríguez, Sergio Andrés Fernández Díaz, Francisco Javier Jeldres Fuentes and Rolando Cristián Pinto Labat. Four) Class C Attorneys-in-Fact: The following Class C Attorneys-in-Fact are appointed: Gonzalo Alberto Iglesias González, Alejandro Lientur del Basto Hevia, Marcela Esquivel García, Daniel Horacio Barraza, Jorge Murillo, Charles Edward Campos, Jorge Persiani and Aldo Aszyn. Five) Class D Attorneys-in-Fact: The following Class D Attorneys-in-Fact are appointed: Sergio Andrés Fernández Díaz, Francisco Javier Jeldres Fuentes, Ernesto Darío Pereira, Delfina Auge, María Laura López, Alejandro Dotti and Mario Bresso. Six) Attorneys-in-Fact to represent the Company in labour matters: The following Attorneys-in-fact are appointed: Alejandro Lientur Del Basto Hevia, Sylvia Lorena Chamorro Giné and Marcela Esquivel García. Seven) Attorneys-in-Fact for Judicial Matters: Broad power of attorney for judicial matters is granted to Mr. Alejandro Lientur del Basto Hevia and Ms. Sylvia Lorena Chamorro Giné. Eight). Persons authorized to accept service of process: Pursuant to the provisions of section forty two of the Corporate Regulations, the Board of Directors herein appoints Mr. Alejandro Lientur del Basto Hevia to legally represent the company in the service of process, in the absence of the general manager. Third: Effective Date: The revocations of powers of attorneys and the new powers of attorney hereinbefore agreed will become effective as from the date of the notarized document in which the minutes of this Board of Directors meeting are registered. Fourth: Board of Directors: It is herein stated that as of the date of this meeting, the Board of Directors is formed by Messrs. Francisco Xavier Crespo Benítez (Chairman), Alejandro Lientur del Basto Hevia and Gonzalo Alberto Iglesias González (as at the date of this document, the latter also holds the position of General Manager). Therefore, Messrs. Crespo and Iglesias have the powers granted at this meeting to the Chairman and the General Manager, respectively. IV. COMPLIANCE WITH THE AGREEMENTS. It is herein stated that once these minutes are signed by all the directors present, it will be deemed finally and entirely approved, without any further formalities, so that the agreements reached therein may be complied with as from the date of such signature. It was resolved

EDUARDO AVELLO CONCHA
NOTARY PUBLIC
Orrego Luco 0153 - Phone 334 1854
Providencia
acoronas@nivel5.cl

to authorize Ms. Constanza Pía Knaka Villarroel, attorney-at-law, to register these minutes, once they are signed by all the directors present at this meeting, in a notarized document, either in part or in whole and also to authorize the bearer of an authorized copy of such notarized document to request and sign all registrations, sub-registrations and other pertinent annotations before Santiago Real Estate Registrar. Having complied with the purpose of this Board meeting, and there being no further matters to address, the meeting was adjourned at 4:00 pm. There are two signatures. Gonzalo Alberto Iglesias González. Alejandro Lienur del Basto Hevia”. In agreement. In witness whereof, the appearing party has hereunto set her signature. Copy issued. I attest.

(signed)
CONSTANZA PÍA KNAKAL VILLARROEL

PROTOCOL No. 21.044-2010
OT. 227.566

Santiago Real Estate Registrar
C 5019054
FMCOM02

REGISTER OF COMMERCE

THIS PAGE CORRESPONDS TO THE CERTIFICATION
OF THE DOCUMENT: REVOCATION AND POWER OF ATTORNEY
OF THE COMPANY: COCA-COLA DE CHILE S.A.

PROTOCOL No. 21044-2010 ISSUED AT THE NOTARY'S OFFICE OF MR.
EDUARDO AVELLO CONCHA
DATE: NOVEMBER 10, 2010
RECORDED IN PROTOCOL No. 51076
AND WAS ENTERED TODAY IN THE REGISTER OF COMMERCE
ON PAGE 67169 NUMBER: 46857 OF YEAR: 2010
ANNOTATED IN MARGIN OF:
PAGES 12612 NUMBER 10413 OF YEAR: 1994
AND PAGES 36098 NUMBER 24689 OF YEAR: 2009

FEES: $ 13,300

SANTIAGO, DECEMBER 13, 2010
(SIGNED)
(SEALED): TERESA CONCHA REBOLLEDO. ALTERNATE REAL ESTATE REGISTRAR. SANTIAGO, CHILE

Morandé 440, Santiago
Telephone: 3900 800
Fax: 380 9444
www.conservador.cl
info@conservador.cl